Exhibit 10.11

FIRST AMENDMENT TO

DISTRIBUTORSHIP AGREEMENT

This First Amendment to Distributorship Agreement (this “Amendment”) is made and entered into as of 30th September 2025 (the “Effective Date”), by and between:

Between

Cubebio Co., Ltd.,

8F HYHILL Building, Digital-ro 10-gil 9,

Gemcheon-gu, Seoul,

Korea

(“Cubebio”)

and

Firstlink Healthcare Asia LTD.

Room B, 17/F, Loyong Court,

212-220 Lockhart Road,

wanchai, Hong Kong

(“Firstlink”)

CUBEBIO and FIRSTLINK are each a “Party” and together the “Parties.”

RECITALS

A.	The Parties entered into a Distributorship Agreement dated 11th November 2022 (the “Original Agreement”), pursuant to which CUBEBIO appointed FIRSTLINK as the exclusive distributor of the PRODUCTS in the Territory.

B.	The Parties wish to extend the term of the Original Agreement and provide for automatic renewal following the extended term.

C.	In accordance with the agreement between the Parties, the Parties wish to replace Appendix I to the Original Agreement in its entirety with the revised PRODUCT list, prices and 3-year sales forecast by Territory.

D.	The Parties therefore agree to amend the Original Agreement as follows.

The parties agree as follows:

1.	Definitions

Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Original Agreement. From and after the Effective Date, the Original Agreement, as amended by this Amendment, shall be referred to as the “Agreement.”

For purposes of this Amendment, “First Regulatory Approval Date” means the date on which the PRODUCTS first obtain all final approvals, registrations, licenses, accepted notifications or other governmental authorizations required for the lawful importation, marketing, distribution and commercial sale of the PRODUCTS in any one of the Territories from the applicable competent governmental authority in such Territory or any successor thereto.

2.	Amendment to Clause 2 (Distributor right)

Clause 2 of the Original Agreement is hereby deleted and replaced in its entirety with the following:

“2. Distributor right: CUBEBIO’s appointment of FIRSTLINK in Appendix I of this Agreement is appointment to distribute PRODUCT in the Territory for a period of three (3) years from the First Regulatory Approval Date. FIRSTLINK shall advertise, solicit and make sales of the PRODUCTS, appoint sub-distributor for the PRODUCTS in the Territory to do any business activities that would cause direct or indirect competition with FIRSTLINK in distributing the PRODUCTS within the Territory. Following such three (3)-year period, this Agreement shall automatically renew for successive periods of one (1) year unless either party gives the other party written notice of non-renewal at least two (2) months before the expiry of the then-current term.”

To the extent that the term of the Original Agreement expired before the Effective Date, the Parties acknowledge and agree that their distributorship relationship continued without interruption, and the Parties hereby ratify and confirm such continued relationship with effect from the Effective Date under the terms of the Agreement as amended hereby.

3.	Replacement of Appendix I

Appendix I (PRODUCT Specification and Terms) to the Original Agreement is hereby amended and restated in its entirety in the form attached hereto as Appendix I (the “Amended and Restated Appendix I”). From and after the Effective Date, all references in the Agreement to “Appendix I” shall mean the Amended and Restated Appendix I attached hereto, which shall supersede and replace the previous Appendix I in its entirety.

In accordance with the agreement between the Parties, only the products identified in the Amended and Restated Appendix I shall constitute “PRODUCTS” for purposes of the Agreement. Any product included in the previous Appendix I but not included in the Amended and Restated Appendix I shall cease to constitute a “PRODUCT” under the Agreement as of the Effective Date.

4.	No Other Amendment

Except as expressly amended by this Amendment, all terms and conditions of the Original Agreement shall remain unchanged and in full force and effect. The Parties hereby ratify and confirm the Original Agreement as amended hereby.

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5.	Conflict

In the event of any conflict or inconsistency between this Amendment and the Original Agreement, the terms of this Amendment shall prevail to the extent of such conflict or inconsistency.

6.	Law and Final Arbitration

Clause 17 (Law and Final Arbitration) of the Original Agreement shall apply to this Amendment as if set out in full herein.

7.	Counterparts and Electronic Signatures

This Amendment may be executed in duplicate by the representatives of the Parties, each of which shall be deemed an original and together shall constitute one and the same instrument. Signatures exchanged by PDF or other electronic means shall have the same effect as original signatures.

8.	Entire Agreement concerning this Amendment

This Amendment and the Amended and Restated Appendix I constitute the entire agreement between the Parties with respect to the amendments set forth herein and supersede all prior discussions and communications concerning such amendments.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of 30th September 2025.

CUBEBIO CO., LTD.		FIRSTLINK HEALTHCARE ASIA LTD.

By:		By:
Name:	Choi, Eun-jong	Name:	Patrick Wong
Title:	CEO	Title:	CEO

30th September, 2025		30th September, 2025

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Appendix I

AMENDED AND RESTATED APPENDIX I

PRODUCT Specification and Terms

Trade Term: FOB Korea

No.	Product Name	Package	Price (USD)
1	CEED-Novus P (PANC Test Kit)	30 Tests / Pack	USD 600 / Pack (1FOC)
2	CEED-Novus (Onco Test Kit)	30 Tests / Pack	USD 600 / Pack (1FOC)

3-YEAR SALES FORECAST BY TERRITORY

Taiwan

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	500 Packs	1,000 Packs	1,500 Packs	3,000 Packs
CEED-Novus (Onco Test Kit)	5,000 Packs	8,000 Packs	12,000 Packs	25,000 Packs

Thailand

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	300 Packs	700 Packs	1,000 Packs	2,000 Packs
CEED-Novus (Onco Test Kit)	4,500 Packs	6,300 Packs	9,000 Packs	19,800 Packs

Indonesia

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	300 Packs	700 Packs	1,000 Packs	2,000 Packs
CEED-Novus (Onco Test Kit)	4,500 Packs	6,300 Packs	9,000 Packs	19,800 Packs

Philippines

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	100 Packs	200 Packs	300 Packs	600 Packs
CEED-Novus (Onco Test Kit)	900 Packs	1,900 Packs	3,000 Packs	5,800 Packs

Vietnam

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	300 Packs	700 Packs	1,000 Packs	2,000 Packs
CEED-Novus (Onco Test Kit)	4,500 Packs	6,300 Packs	9,000 Packs	19,800 Packs

Malaysia

Item	Year 1	Year 2	Year 3	Total
CEED-Novus P (PANC Test Kit)	100 Packs	200 Packs	300 Packs	600 Packs
CEED-Novus (Onco Test Kit)	900 Packs	2,000 Packs	2,800 Packs	5,700 Packs

Appendix I-1